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                                                                     EXHIBIT 1.2

                                WARRANT AGREEMENT

                                 BY AND BETWEEN

                               C2i SOLUTIONS, INC.

                                       AND

                             SOUTHWALL CAPITAL CORP.

                        DATED AS OF _________ __, 199[8]


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                                WARRANT AGREEMENT


            WARRANT AGREEMENT dated as of ___________ __, 199[8] by and between C2i SOLUTIONS, INC., a Delawarecorporation (the "Company"), and SOUTHWALL CAPITAL CORP. (the "Representative") (the Company and the Representative are referred to collectively herein as the "Parties").


            The Company proposes to issue to the Representative warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 100,000 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), subject to adjustment as provided in Section 8 hereof (such 100,000 shares, as adjusted, being hereinafter referred to as the "Shares"), each warrant entitling the holder ("Holder") thereof to purchase one Common Share. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain underwriting agreement, of even date herewith, by and between the Company and the Representative (the "Underwriting Agreement").

            NOW, THEREFORE, in consideration of the following promises and mutual agreements and for other good and valuable consideration, the Parties agree as follows:

            1. ISSUANCE OF WARRANTS; FORM OF WARRANT. On the Closing Date the Company will issue, sell and deliver the Warrants to the Representative or its bona fide officers for an aggregate price of $100. The Warrants shall be issued to the Representative or such designees in the amounts set forth on Schedule I attached hereto. The form of the Warrant and of the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. The Representative and each other Holder, severally and not jointly, represents and warrants to the Company that (i) such Holder is acquiring the Warrants, and any Shares acquired upon exercise of any Warrants, for such Holder's own account and not with a view to, or for sale in connection with, any distribution of the Warrants or any shares of Common Stock, unless such distribution is registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and any applicable state and foreign securities or blue sky laws and (ii) such Holder is aware that the Warrants and the Shares have not been registered under the Act or the securities or blue sky laws of any state or other jurisdiction, and that the Warrants may not be exercised and the Warrants and the Shares may not be resold (and the Holder covenants not to resell them) unless they are registered under applicable Federal and state securities laws or unless exemptions from all such applicable registration requirements are available, and that the Warrants and the Shares will be legended to indicate the foregoing restrictions.

            2. REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the




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part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary. The Warrants shall be registered initially in the name of the Representative in such denominations as the Representative may request in writing from the Company; provided, however, that the Representative may designate that all or a portion of the Warrants be issued in varying amounts directly to its bona fide officers and not to the Representative. Such designation will only be made by the Representative if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.


            3. TRANSFER OF WARRANTS. The Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement (the "Effective Date"), and thereafter only to bona fide officers, directors, shareholders, employees or registered representatives of the Representative or of securities broker-dealers that participated in the Offering, upon written request to the Company (including a certificate of the Holder that the transferee is a permitted transferee under this Section 3) delivered in accordance with Section 12 hereof and upon delivery of the Warrant Certificate to the Company with the form of assignment at the end thereof duly endorsed by the Holder or by its duly authorized attorney or representative. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. Any of the Warrants may be exchanged at the option of its Holder for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender of the Warrants to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any transfer, exchange or other disposition of the Warrants or Shares. However, the Company shall have no obligation to cause Warrants or Shares to be transferred on its books to any person, if such transfer would violate the Act, the rules and regulations promulgated thereunder (the "Rules and Regulations") or applicable state securities laws, rules and regulations.


            4. TERM OF WARRANTS; EXERCISE OF WARRANTS.


               (a) TERM OF WARRANTS. Each Warrant entitles the registered owner thereof to purchase one fully paid and nonassessable Share at a purchase price of $[7.50] per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time from the first anniversary of the Effective Date until 5:00 p.m., New York City time, on _________ __, 200[2] (the "Warrant Expiration Date").

               (b) EXERCISE OF WARRANTS. The Exercise Price and the Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, and in addition to the right to surrender Warrants without any cash payment as set forth in subsection (c) below, each Holder shall have the right, which may be exercised as set forth in such Warrants, to


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purchase from the Company (and the Company shall issue and sell to such Holder)
the number of fully-paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised and upon compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations. No adjustment shall be made for any cash dividends paid to shareholders of record before the date on which the Warrants are exercised. Upon each surrender of Warrants, payment of the Exercise Price and compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than seven (7) trading days following such surrender, to or (subject to Section
3) upon the written order of the Holder of such Warrants and (subject to Section
3) in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants, payment of the Exercise Price and compliance with the requirements of the Act, the Rules and Regulations and applicable state securities laws, rules and regulations as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

               (c) PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price may be made in cash, by wire transfer of immediately available funds or by certified check or official bank check payable to the order of the Company.

               (d) CASHLESS EXERCISE. In lieu of any cash payment, the Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrants in exchange for the number of Shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 8(d) below) of the Shares less the Exercise Price and the denominator of which is the Market Price of the Shares.


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            5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued, which taxes shall be paid by the Holder.


            6. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of ownership of such Warrant and of such mutilation, loss, theft or destruction of such Warrant and indemnity and affidavit of loss, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.


            7. RESERVATION OF SHARES, ETC. The Company has reserved, and shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and any transfer agent for the Company's securities issuable upon the exercise of the Warrants ("Transfer Agent") will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Company will supply each Transfer Agent with duly executed certificates for such purpose and will itself provide or make available any cash distributable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise in compliance with this Agreement of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that are issuable upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants after the Warrant Expiration Date.


            8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:


               (a) If the Company (i) declares a dividend on its Common Stock in Common Stock or makes a distribution to all holders of its Common Stock in Common Stock without charge to such holders, (ii) subdivides its outstanding Common Stock, (iii) combines its outstanding Common Stock into a smaller number of Common Stock or (iv) issues by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, but excluding those referred to in paragraph (b) below), the number and kind of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any


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record date with respect thereto. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

               (b) If the Company issues rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase shares of Common Stock at a price per share lower than the then current Market Price per Common Share at the record date mentioned below (as defined in paragraph (d) below), the Holders of unexercised Warrants as of such record date, upon exercise of such Warrants, shall receive the same rights, options or warrants which such Holder would have received or have been entitled to receive after such issuance, had such Warrants been exercised immediately prior to such issuance or any record date with respect thereto. Such adjustment shall be made whenever such rights, options or warrants are issued as described above, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

               (c) If the Company distributes to all holders of its Common Stock, without any charge to such holders, shares of its stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends and dividends or distributions referred to in paragraph (a) or (b) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (a) or (b) above), then in each case the Holders of unexercised Warrants as of the record date mentioned below, upon exercise of such warrants, shall receive the same distribution which such Holder would have received or have been entitled to receive after such distribution, had such Warrants been exercised immediately prior to such distribution or any record date with respect thereto. Such adjustment shall be made whenever any such distribution is made as described above, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (d) For the purpose of any computation under paragraph (b) of this Section 8, the current "Market Price" per Common Share at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on The Nasdaq National or SmallCap Market or any comparable system, or if the Common Stock is not listed on The Nasdaq Stock Market or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

               (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent



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(1%) in the number of Shares purchasable upon the exercise of each Warrant;
provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three (3) years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

               (f) Whenever the number of Shares purchasable upon exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

               (g) For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10 hereof, with respect to the Shares, shall apply on like terms to any such other shares.

               (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges that caused adjustments under this
Section 8, such adjustments with respect to any Warrants that have not been exercised shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had such rights, options, warrants or conversion rights or exchange privileges never existed.

               (i) The Company may, at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

               (j) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class-mail, postage prepaid, to each Holder notice of such adjustment or adjustments. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice or whose notice was defective. A certificate of an officer of the Company, on behalf of the Company, that such notice has been mailed shall be prima facie evidence of the facts stated therein. After any such adjustment, the Company shall prepare a certificate setting forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment. Such certificate shall, except as provided below, be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours. Any


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determination as to whether an adjustment is required pursuant to this Section
8, or as to the amount of any such adjustment, shall be initially made in good faith by the Board of Directors of the Company. If the Holders of a majority of the then outstanding Warrants shall, in the exercise of their discretion, object to such determination, the amount of such adjustment shall be made by an independent accounting or investment banking firm selected by the Holders of a majority of the then outstanding Warrants and reasonably acceptable to the Company.

               (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a arrant or upon the exercise of a Warrant.

               (l) If the Company consolidates with or merges into another corporation or if the Company sells or conveys all or substantially all its property to another corporation, or if the Company enters into a statutory share exchange with another Company pursuant to which its Common Stock is exchanged for, or changed into, securities or property of another Company, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or been entitled to receive after the happening of the consolidation, merger, sale, conveyance or share exchange had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall apply to successive consolidations, mergers, sales, conveyances or share exchanges.

               (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.


            9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by the same Holder, the number of Shares issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrants (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current Market Price per share of Common Stock (determined as provided in Section 8(d) of this Agreement) on the date of exercise.


            10. REGISTRATION RIGHTS.

               (a) DEMAND REGISTRATION RIGHTS.

                  (i) The Company covenants and agrees with the Representative and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 10) that, upon the written request of the then Holder(s) of Warrants, Registrable Securities, or both, representing at least a majority of the shares of Common Stock underlying the Warrants originally issued to the Representative or its designees, made at any time within the period

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         commencing one (1) year and ending five (5) years after the Effective
         Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than (x) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the sale of the Holder's Registrable Shares, (y) any costs and expenses of counsel, accountants or other advisors retained by the Holder and
         (z) all transfer, franchise, capital stock and other taxes, if any, applicable to the Holder's Registrable Shares (collectively, "Holders' Expenses"), all of which shall be paid by the Holder(s)), no more than once (except as otherwise provided below), a post-effective amendment (the "Amendment") to the Company's Registration Statement on Form S-1, Registration No. 333------ as filed with the Securities and Exchange Commission on November 4, 1997, or a new registration statement on an appropriate form under the Act, registering or qualifying the Registrable Securities for sale in accordance with the intended method of sale or other disposition described in such request. Within fifteen
         (15) days after receiving any such notice, the Company shall give notice to the other Holders of the outstanding Warrants or Registrable Securities advising that the Company is proceeding with such Amendment or registration statement and offering to include the Registrable Securities of such Holders. The Company shall not be obligated to any other such Holder unless that other Holder accepts such offer by notice in writing to the Company within twenty (20) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause such Amendment or registration statement to become effective as promptly as practicable (but in any event within 90 days of the initial filing of such Amendment or registration statement) and for a period of 12 months thereafter to reflect in the Amendment or registration statement financial statements which are prepared in accordance with
         Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental or material change in the information set forth in the Amendment or registration statement to enable Holders of the Registrable Securities registered to sell such Registrable Securities. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering, subject to the Company's approval (not to be unreasonably withheld.)

                  (ii) Anything in this Section 10(a) to the contrary notwithstanding, if the Company's securities proposed to be registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Amendment or registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (1) first to be registered will be the securities subject to any demand or piggyback registration rights granted by the Company before the Effective Date,
         (2) next to be registered will be the Registrable Shares in proportion, as nearly as practicable, to the number of Registrable Shares desired and eligible to be sold by each Holder of such Registrable Shares and
         (3) next to be registered will be any other shares of Common Stock subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by

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         each holder of such Common Stock. In the event that, (x) pursuant to the preceding sentence, the managing underwriter limits the number of Registrable Shares that the Holders desire to have registered, and (y) the Company does not thereafter effect a registration to include the Registrable Shares that the Holders were not then permitted to sell within 180 days after the effective date of the Amendment or registration statement from which the Holders have been excluded, then, at any time after such 180-day period until the period ending five years after the Effective Date, the Holders of a majority of such Registrable Securities not so included may make a request to the Company for registration under the Act of all or part of such Registrable Securities not so included in accordance with Section 10(a)(ii).

                  (iii) Notwithstanding anything in this Section 10(a) to the contrary, the Company will not be required to file an Amendment or registration statement (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 135 days after the end of the Company's third quarter and ending 90 days after the end of such fiscal year, or (ii) for the period beginning with the filing of a registration statement under the Act with respect to a public offering by the Company of its securities and ending 180 days after the closing of such public offering, or (iii) if in the reasonable opinion of the Company it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed for up to 135 days).

         (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with the Representative and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one (1) year and ending five (5) years after the Effective Date, it proposes to file a new registration statement with respect to the public sale of Common Stock for cash (other than in connection with an offering to the Company's employees, an acquisition, merger or similar transaction, an employee benefit plan, an exchange offer or a dividend reinvestment plan) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give written notice at least 30 days prior to the date by which holders of the Registrable Securities must elect to participate in the registration of securities to the Holders of Warrants or Registrable Securities (regardless whether some of the Holders have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to use its reasonable efforts to include in such registration statement any of the Registrable Securities, subject to paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company expense, except for the Holders' Expenses, which shall be paid by the Holder. If the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 10 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw his request for inclusion of his Registrable Shares in such registration.

                  (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
            Registration is part of an underwritten primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (1) first to be registered will be the securities the Company proposes to sell, (2) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the Effective Date, (3) next to be registered will be the Registrable Shares in proportion, as nearly as practicable, to the number of Registrable Shares desired and eligible to be sold by each Holder of such Registrable Shares and (4) next to be registered will be any other shares of Common Stock subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock.

                  (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
            Registration is part of an underwritten secondary registration for holders of securities of the Company (other than pursuant to Section 10(a)) and not a primary registration for the Company, and the managing underwriter(s) for such offering advise(s) the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such registration statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority:
            (1) first to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the Effective Date, (2) next to be registered will be the Registrable Shares in proportion, as nearly as practicable, to the number of Registrable Shares desired and eligible to be sold by each Holder of such Registrable Shares and (3) next to be registered will be any other shares of Common Stock subject to similar demand or piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock.


         Notwithstanding the provisions of this Section 10(b), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this Section 10(b) (irrespective of whether a written request for inclusion of any such securities has been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but before the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration. If any registration pursuant to this paragraph
(b) is an underwritten offering, the Company shall be entitled to select the underwriter or managing underwriter(s) (in the case of a syndicated offering) of such offering.

            (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, during the period commencing one (1) year and ending five (5) years after the Effective Date, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing one (but not more than one) registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but the then Holders shall pay the costs and expenses of such additional registration (including all of the Company's reasonable out-of-pocket costs and expenses); provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. However, the Company will not be required to file a registration statement pursuant to this paragraph
(c)(i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 135 days after the end of the Company's third quarter and ending 90 days after the end of such fiscal year, or (ii) for the period beginning with the filing of a registration statement under the Act with respect to a public offering by the Company of its securities and ending 180 days after the closing of such public offering, or (iii) if in the reasonable opinion of the Company it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed for up to 135 days).

            (d) ACTION TO BE TAKEN BY THE COMPANY. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company agrees to:

                  (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay any of the Holders' Expenses, which shall be paid by the Holders; and

                  (ii) Use its reasonable efforts to register or qualify the
            Registrable Securities included in an Amendment or registration statement for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Underwriters or such Holders shall reasonably request and do all other acts or things necessary or advisable to effect the registration or qualification of the Registrable Securities covered by such Amendment or registration statement in the various states; provided, however, that no registration or qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, to taxation as a foreign corporation doing business in such jurisdiction, to any requirement that it qualify generally to do business as a foreign corporation in such jurisdiction, or to any requirement that it agree to restrictions on future actions by the Company to which it is not then subject.

            (e) ACTION TO BE TAKEN BY THE HOLDERS. Any written request to exercise registration rights pursuant to paragraphs (a) or (b) of this Section 10 shall contain, as applicable, (i) a description of the proposed plan of distribution of the Registrable Securities, including the name of any underwriters, the amounts underwritten and any material relationship between any proposed underwriter and the Company, (ii) the full name and address of the Holder, the number of Warrants, Registrable Securities and other securities of the Company owned by such Holder and the number proposed to be registered and
(iii) a description of any position, office, or other material relationship which the Holder has had within the past three years with the Company or any of its predecessors or affiliates.

            In addition, in connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or (c) of this Section 10, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

                  (i) Information as to participating Holders (to the extent required by the Rules and Regulations) and the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of such Holder's Registrable Securities;

                  (ii) Such other information as the Company may reasonably
            require from such Holders, or any underwriter for any of them, for inclusion in such Registration Statement; and

                  (iii) All documents reasonably requested by any underwriter in connection with the offering and any other documents customary in similar offerings, signed and delivered by such Holder, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

            (f) For purposes of this Section 10, (i) the term "Holder" shall include holders of Registrable Shares received upon exercise of Warrants (but excluding a holder all of whose Registrable Shares could be sold in reliance upon the exemption from registration under the Act afforded by Rule 144), and
(ii) the term "Registrable Securities" shall mean the Shares, if issued (but excluding Shares already sold on a public market), until five years after the Effective Date.

            (g) The Holders agree that, upon receipt of any notice from the Company of the happening of any of the following: (i) the issuance by the Securities and Exchange Commission of any stop order denying or suspending the effectiveness of any Amendment or registration statement covering Registrable Shares or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose or (iii) the happening of any event that makes any statement made in such Amendment or registration statement, the related prospectus or any document incorporated by reference therein untrue or that requires any change in such Amendment or registration statement, prospectus or document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holders shall discontinue the disposition of Registrable Securities until the Holders receive a supplemental or amended prospectus from the Company or until the Company advises such Holders in writing that the Holders may resume the use of such prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If the Company so directs, such Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holders' possession, of the prospectus covering the Registrable Securities at the time the Holders received the notice. Upon the occurrence of such event, the Company shall immediately take such action, by amendment or otherwise, as may be necessary in order that the ability to resume sale of the Registrable Securities and the use of such prospectus is promptly restored.

         11. NOTICES TO HOLDERS.

            (a) Nothing in this Agreement or in any Warrants shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company prior to the exercise hereof and such Holder becoming a holder of record of Shares; provided, however, that in the event that any meeting of shareholders shall be called, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register.

            (b) If the Company intends to make any distribution on its shares of Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the surviving entity, or to issue subscription rights or warrants to holders of its shares of Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         12. NOTICES. Any notice pursuant to this Agreement to be given by the Holder of any Warrant or the holder of any Share to the Company shall be sufficiently given or made three business days after sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Warrants or the holders of Shares:

                              C2i Solutions, Inc.
                              4747 Morena Boulevard, Suite 101
                              San Diego, California 92117
                              Attention: John Anthony Whalen, Jr., President

            Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

            13. SECURITIES LAW RESTRICTIONS. (1) The Holder acknowledges that the Warrant and the shares to be issued upon exercise thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any of those shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares issuable upon its exercise are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. Any certificate evidencing a Warrant or shares issued upon exercise of a Warrant may be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.

            14. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12 hereof.

            15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day, month and year first above written.



                                           C2I SOLUTIONS, INC.



                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------


                                           SOUTHWALL CAPITAL CORP.



                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------

                                   SCHEDULE I


NAME OF
INITIAL HOLDER                                                    NUMBER OF
--------------                                                    WARRANTS
                                                                  ---------
SouthWall Capital Corp.                                            100,000

            Total                                                  100,000


                                    EXHIBIT A

                                 FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION IS AVAILABLE AND AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY ACCEPTABLE TO THE ISSUER IS DELIVERED.


      Void after 5:00 p.m. New York, New York Time, on _______ __, 200[2].

                               WARRANT TO PURCHASE
                                    SHARES OF
                                  COMMON STOCK

                                       OF

                               C2i SOLUTIONS, INC.


            This is to certify that, FOR VALUE RECEIVED, SOUTHWALL CAPITAL CORP. or its registered assigns pursuant to Section (d) hereof ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from C2i SOLUTIONS, INC., a Delaware corporation (the "Company"), 100,000 fully paid, validly issued and nonassessable shares of Common Stock, par value $.001 per share ("Common Stock"), at the exercise price of $[7.50] per share until _______ __, 200[2]. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for a share of Common Stock, as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

            (a) EXERCISE OF WARRANT. The Warrant may be exercised in whole or in part at any time or from time to time commencing on _________ __, 199[8] and continuing until 5:00 P.M. New York time on ________ __, 200[2] (the "Expiration Date"), provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto, duly executed (with signature guaranteed if required by the Company or, if any, its stock transfer agent) and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and any applicable taxes. The purchase price for any Warrant Shares purchased pursuant to the exercise of this Warrant shall be paid in full upon such exercise in cash, by certified or bank check or by wire transfer of immediately available funds. Alternatively, this Warrant may be exchanged for Warrant Shares as described in Section (k) hereof. As soon as practicable after each such exercise of this Warrant, but not later than seven
(7) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee (subject to the terms of this Warrant). If the Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash, by certified or bank check or by wire transfer of immediately available funds and the investment letter described below, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder. Each stock certificate so delivered shall be in such denomination as may be reasonably requested by the Holder hereof and shall be registered in the name of the Holder or such other name as shall be designated by the Holder (subject to the terms of this Warrant). The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section (a), except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder hereof to the Company.

            In order to assure the availability of an exemption from registration under the federal or applicable state securities laws, the Company may condition the exercise of this Warrant upon the Holder delivering to the Company an investment letter in the form as customarily used by the Company from time to time in connection with the exercise of unregistered options and warrants issued by the Company. It is further understood that certificates for the Warrant Shares, if any, to be issued upon exercise of the Warrant may contain a restrictive legend in accordance with Section (j) hereof.

            (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

            (c) FRACTIONAL SHARES. Fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. Alternatively, the Company may, at its option, with respect to any fraction of a share issuable upon any exercise hereof, pay to the Holder an amount in cash equal to such fraction multiplied by the greater of (i) the initial Exercise Price per share or (ii) the current market value of the shares of the Company's Common Stock. The "current market value" of a share of Common Stock for this purpose shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on The Nasdaq National or SmallCap Market or any comparable system, or if the Common Stock is not listed on The Nasdaq Stock Market or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

            (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for a number (reasonably requested by the Holder) of Warrants of lesser denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (j) hereof, the Holder may transfer or assign this Warrant, in whole or in part and from time to time. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided into or combined with other Warrants which carry the same rights upon presentation at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged, and the term "Holder" includes any subsequent holder or holders of this Warrant or any warrant for which this Warrant is exchanged or into which it is divided. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable by anyone.

            (e) RIGHTS OF THE HOLDER. Subject to the provisions of Section (l), the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity (including, without limitation, any rights to dividends) and the rights of the Holder with respect to the shares of Common Stock purchasable pursuant to this Warrant are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

            (f) ANTI-DILUTION PROVISIONS. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in the Warrant Agreement of even date herewith ("Warrant Agreement") pursuant to which this Warrant was issued.

            (g) REGISTRATION RIGHTS. The Company shall register Warrant Shares under the Securities Act of 1933 in accordance with the provisions of the Warrant Agreement.

            (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall generally offer to the holders of the Common Stock, whether or not pursuant to any holders' right of first refusal with respect to the purchase of new securities issued by the Company, for subscription or purchase by them any shares of any class of the Company's capital stock or any other rights to purchase shares of the Company's capital stock, or (iii) if the Company proposes to register under the Securities Act of 1933, as amended, any shares of its Common Stock pursuant to one or more demand, piggyback or incidental registration rights granted to its stockholders, or (iv) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder of this Warrant, at least 30 days prior to the date specified in (x), (y) or (z) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or offer for subscription or purchase, (y) such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of the Common Stock or other capital stock of the Company shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or
(z) the date by which holders of the Warrant Shares must elect to exercise their right to participate in the registration of securities pursuant to clause (iii) above, or purchase securities by the Company pursuant to the offering referred to in clause (ii) above.

            (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, conversion or capital reorganization of outstanding shares of the Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock of the Company issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization and consolidation, merger, sale or conveyance which would have been deliverable to the Holder of this Warrant on the effective date of the reclassification, reorganization or merger had the Holder exercised the Warrant immediately prior to the event described in this Section (i). Any such provision shall include provision for subsequent adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications or capital reorganizations of shares of the Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of paragraph (1) of Section (f) hereof.

            (j) SECURITIES LAW COMPLIANCE.

                (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                (2) If deemed necessary by counsel to the Company, this Warrant, and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.

            (k) CASHLESS EXERCISE OF WARRANT.

                (1) RIGHT TO CONVERT. As an alternative to payment of the Exercise Price in cash, the Holder shall have the right at any time and from time to time to convert this Warrant into shares of Common Stock (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or of any other cash or other consideration) that number of shares of Common Stock which is

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


                equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the current market price of that number of shares less the Exercise Price and the denominator of which is the current market price of that number of shares. For purposes hereof, the current market value of the shares of the Company's Common Stock shall be determined in accordance with Section (c) hereof.

                (2) METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a replacement Warrant evidencing the unconverted balance, shall be delivered to the Holder within five (5) days following the Company's receipt of this Warrant together with the aforesaid written statement.

            (l) REPRESENTATIONS OF THE HOLDER.

                (i) The Holder hereby represents and warrants to the Company that it has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the Warrant Shares, it is capable of evaluating the risk of its investment in this Warrant and the Warrant Shares and is able to bear the economic risk of such investment, including the risk of losing the entire investment, that it is acquiring this Warrant and the Warrant Shares for its own account, and that this Warrant and the Warrant Shares are being acquired by it for investment and not with a present view to any distribution thereof in violation of applicable securities law. If the Holder should in the future decide to dispose of any of this Warrant and the Warrant Shares, it is understood that it may do so only in compliance with the Act and appliance state securities laws. The Holder represents and warrants that it is an "accredited investor" as defined in Rule 501(a) under the Act.

                (ii) The Holder understands that (i) this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) this Warrant and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt from such registrations (and evidence satisfactory to the Company is provided by such Holder of the availability of such exemptions, including the delivery to the Company of opinions of counsel to such Holder, which opinions and counsel is satisfactory to the Company), and (iii) this Warrant and the Warrant Shares may bear a legend to such effect.

            (m) AMENDMENTS. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.

            (n) NO IMPAIRMENT. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.

            (o) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York.

            (p) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder; to SouthWall Capital Corp., 110 Wall Street, New York, New York 10005, Attention: President, or (b) if to the Company, to C2i Solutions, Inc., 4747 Morena Boulevard, Suite 101, San Diego, California 92117, Attention: John Anthony Whalen, Jr., President and Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in writing.

            IN WITNESS WHEREOF, C2i Solutions, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  _________ __, 199[7]

                                              C2i SOLUTIONS, INC.

                                              By:
                                                 -------------------------------
                                              Name: John Anthony Whalen, Jr.
                                              Title: President and Chief
                                                     Executive Officer

                                  PURCHASE FORM

            Dated _____________, ____ The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing ________________ shares of Common Stock of C2i Solutions, Inc., and hereby makes payment of $________________, in cash, in payment of the exercise price thereof.

                                       OR

            The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of converting this Warrant (or the appropriate portion thereof as the case may be) into ______________ shares of Common Stock.


                        --------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
--------------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
--------------------------------------------------------------------------------

Signature
--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM


            FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto

Name
--------------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
--------------------------------------------------------------------------------

the right to purchase Common Stock of C2i Solutions, Inc. (the "Company"), represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date________________, ___

Signature__________________________________




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